                                                                    Exhibit 12.2

                   Coso Energy Developers (BLM Partnership)
                      Ratio of Earnings to Fixed Charges
Ratio of EBITDA before cumulative effect of accounting change to Fixed Charges
      Ratio of EBITDA before cumulative effect of accounting change less
                     Capital Expenditures to Fixed Charges
                            (dollars in thousands)


                                                                    Year Ended December 31,
                                                         -------- -------- -------- -------- --------
                                                            1994     1995     1996     1997     1998

Net income                                                $35,243  $47,697  $51,264  $52,282  $56,473
Cumulative effect of accounting change                       -        -        -        -         953
                                                         --------------------------------------------
     Income before cumulative effect of
      accounting change                                    35,243   47,697   51,264   52,282   57,426
Fixed charges                                              16,040   15,063   13,162    9,105    6,267
                                                         --------------------------------------------
     Earnings plus fixed charges                          $51,283  $62,760  $64,426  $61,387  $63,693
                                                         ======== ======== ======== ======== ========

Fixed charges (Interest expense which
     includes amortization of debt issuance cost)         $16,040  $15,063  $13,162  $ 9,105  $ 6,267
                                                         ======== ======== ======== ======== ========

Ratio of earnings to fixed charges                            3.2x     4.2x     4.9x     6.7x     10.2x
                                                         ======== ======== ======== ======== ========


Net income                                                $35,243  $47,697  $51,264  $52,282  $56,473
Interest expense                                           16,040   15,063   13,162    9,105    6,267
Depreciation and amortization                              12,292   13,170   13,931   14,257   14,308
Cumulative effect of accounting change                       -        -        -        -         953
                                                         --------------------------------------------
     EBITDA before cumulative effect of
      accounting change                                   $63,575  $75,930  $78,357  $75,644  $78,001
                                                         ======== ======== ======== ======== ========

EBITDA before cumulative effect of
   accounting change                                      $63,575  $75,930  $78,357  $75,644  $78,001
Capital expenditures                                       17,437    8,425    6,033    3,728   20,302
                                                         --------------------------------------------
     EBITDA before cumulative effect of
      accounting change less capital expenditures         $46,138  $67,505  $72,324  $71,916  $57,699
                                                         ======== ======== ======== ======== ========

Ratio of EBITDA before cumulative effect of
   accounting change to fixed charges                         4.0x     5.0x     6.0x     8.3x     12.4x
                                                         ======== ======== ======== ======== ========
Ratio of EBITDA before cumulative effect of
   accounting change less capital expenditures
   to fixed charges                                           2.9x     4.5x     5.5x     7.9x     9.2x
                                                         ======== ======== ======== ======== ========

                                                                        Three Months Ended March 31, 1999
                                                                        -------------------------------------
                                                                          Two Months    One Month
                                                         Three Months        Ended       Ended
                                                             Ended        February 28,  March 31,
                                                        March 31, 1998       1999         1999     Total

Net income                                                $ 9,917           $8,814        ($397)   $8,417
Cumulative effect of accounting change                        -                -            -         -
                                                         ----------------------------------------------------
     Income before cumulative effect of accounting
      change                                              $ 9,917            8,814         (397)    8,417
Fixed charges                                               1,786              616        1,233     1,849
                                                         ----------------------------------------------------
     Earnings plus fixed charges                          $11,703           $9,430       $  836   $10,266
                                                         ========          =======       ======   =======

Fixed charges (Interest expense which
     includes amortization of debt issuance cost)         $ 1,786           $  616       $1,233   $ 1,849
                                                         ========          =======       ======   =======

Ratio of earnings to fixed charges                            6.6x            15.3x         0.7x      5.6x
                                                         ========          =======       ======   =======

Net income                                                $ 9,917           $8,814       $ (397)  $ 8,417
Interest expense                                            1,786              616        1,233     1,849
Depreciation and amortization                               3,642            2,550        1,175     3,725
Cumulative effect of accounting change                        -                -            -         -
                                                         ----------------------------------------------------
     EBITDA before cumulative effect of accounting
      change                                              $15,345          $11,980       $2,011   $13,991
                                                         ========          =======       ======   =======

EBITDA before cumulative effect of accounting change      $15,345          $11,980       $2,011   $13,991
Capital expenditures                                        3,556             (120)         311       191
                                                         ----------------------------------------------------
     EBITDA before cumulative effect of accounting
      change less capital expenditures                    $11,789          $12,100       $1,700   $13,800
                                                         ========          =======       ======   =======

Ratio of EBITDA before cumulative effect of
   accounting change to fixed charges                         8.6x             19.4x         1.6x      7.6x
                                                         ========          =======       ======   =======
Ratio of EBITDA before cumulative effect of
   accounting change less capital expenditures
   to fixed charges                                          6.6x             19.6x         1.4x      7.5x
                                                         ========          =======       ======   =======
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